UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 25, 2005

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Merchant Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

(808) 537-8430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 – Entry into a Material Definitive Agreement

On March 25, 2005, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Bank of Hawaii Corporation (the “Company”) approved the grant of incentive awards (“Incentive Awards”) to eight executive officers of the Company under the Bank of Hawaii Corporation Executive Incentive Plan (the “EIP”).  The EIP is a subplan of the Bank of Hawaii Corporation 2004 Stock and Incentive Plan (the “2004 Plan”) and the Incentive Awards constitute awards under the 2004 Plan.

The Committee approved a 2005 incentive pool for participating executive officers equal to 2.0% of the Company’s consolidated net income before taxes for 2005 (the “2005 Incentive Pool”).  Maximum individual Incentive Awards under the EIP (expressed as a percentage of the 2005 Incentive Pool) range from 19% to 9% for participating executives.

The Committee has the authority to reduce (but may not increase) the amount payable pursuant to any Incentive Award.  Payment of the Incentive Awards will be subject to the Committee’s certification of the Company’s consolidated net income before taxes for 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2005	BANK OF HAWAII CORPORATION

		By:	/s/ Allan R. Landen
Allan R. Landen
Chairman, Chief Executive Officer and President